Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268942

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 30, 2022)

Up to $15,100,000

Shares of Common Stock

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We have entered into an at-the-market issuance sales agreement, dated June 6, 2025, or the ATM Agreement, with Lake Street Capital Markets, LLC, or Lake Street, relating to shares of our common stock offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $15,100,000 from time to time through Lake Street, acting as our sales agent. We will not sell more than 28,700,000 shares of common stock under the program.

This prospectus supplement should be read in conjunction with the accompanying base prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without and may only be delivered or utilized in connection with, the accompanying base prospectus, and any future amendments or supplements thereto.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SCWO.” The last reported sale price of our common stock on June 5, 2025 was $0.40 per share.

On June 2, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $45.4 million, which was calculated based on 82.8 million shares of outstanding common stock held by non-affiliates, and a price per share of $0.55, the closing price of our common stock on June 2, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value of more than one-third of our public float in any 12-month period, so long as our public float is less than $75,000,000. We have not previously offered pursuant to General Instruction I.B.6. of Form S-3 any securities during the prior twelve calendar month period that ends on, and includes, the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market for our common stock. Lake Street is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Lake Street and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Lake Street for sales of common stock sold pursuant to the ATM Agreement will be an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the ATM Agreement. In connection with the sale of the common stock on our behalf, Lake Street will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Lake Street will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Lake Street with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page S-9 of this prospectus supplement for additional information regarding the compensation to be paid to Lake Street.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, the accompanying prospectus, in the accompanying base prospectus, and in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this prospectus supplement is June 6, 2025.

i

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities, including shares of our common stock and warrants, having an aggregate offering price of up to $200,000,000 registered under the registration statement. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated December 30, 2022, included in our registration statement on Form S-3 (File No. 333-268942), along with the documents incorporated by reference therein, which provides more general information, some which does not apply to this offering of our common stock.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Lake Street has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Lake Street take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Lake Street is not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where an offer, sale or solicitation is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely as of the date specified and solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, before deciding to invest in our common stock. Unless the context otherwise requires, we use the terms “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to 374Water Inc. and, where appropriate, our consolidated subsidiaries.

Overview

374Water Inc. is a global industrial technology and services company providing innovative solutions addressing global organic waste destruction/treatment and waste management issues within the Municipal, Federal, and Industrial markets. We offer our proprietary AirSCWO system, which is designed to efficiently destroy and mineralize a broad spectrum of non-hazardous and hazardous organic wastes producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. Importantly, our AirSCWO system eliminates recalcitrant organic wastes without creating waste byproducts. Our AirSCWO system effectively converts solid and liquid wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., “per-and polyfluoroalkyl substances” or “PFAS”) into recoverable resources including water, minerals, and heat energy, by focusing on waste as a valuable resource.

We offer a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Corporate Information

374Water Inc. is a Delaware corporation which was formed in September 2005 as PowerVerde, Inc. At that time, the Company was focused on developing, commercializing and marketing a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a pressure-driven expander motor and related organic rankine cycle technology. On April 16, 2021, the Company entered into an Agreement and Plan of Merger with 374Water Inc., a privately held company based in Durham, North Carolina, and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

Our principal executive offices are located at 100 Southcenter Court, Suite 200, Morrisville, North Carolina, 27560, telephone number (440) 601-9677. Our website address is www.374water.com. Information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address is only an inactive textual reference.

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THE OFFERING

Common Stock Offered by Us	Shares of our common stock having a total maximum aggregate offering price of up to $15.1 million. We will not sell more than 28,700,000 shares of common stock under the program.

Common Stock to be Outstanding Following this Offering:

Up to 173,382,963 shares of our common stock, based on 144,682,963 shares of our common stock outstanding as of March 31, 2025, assuming sales of 28,700,000 shares of our common stock (the maximum number of shares issuable under this prospectus supplement) in this offering. The actual number of shares issued will vary depending on the sale prices in this offering and the degree to which we utilize his program.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Lake Street. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds, if any, of this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-7 for a more complete description of the intended use of proceeds from this offering.

Risk Factors

Investing in our common stock involves significant risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	“SCWO”

The number of shares of our common stock to be outstanding after this offering is based on 144,682,963 shares of our common stock outstanding as of March 31, 2025, and excludes:

•	16,409,062 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2025, with a weighted-average exercise price of $0.92 per share;

•	14,675,244 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2025, at an exercise price of $1.125 per share

•	5,931,756 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units as of March 31, 2025; and

•	5,885,867 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, or Equity Plan, as of March 31, 2025, and any future increase in shares reserved for issuance under such plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and no vesting and settlement of the outstanding restricted stock units described above.

S-3

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, including our financial statements and the related notes, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our common stock. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, financial condition, results of operations and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the net proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 28,700,000 shares of our common stock (the maximum number of shares issuable under this prospectus supplement) are sold at a price of $0.40 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 5, 2025, for aggregate gross proceeds of $11.5 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.27 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and the vesting and settlement of outstanding restricted stock units will result in further dilution of your investment. See the section titled “Dilution” beginning on page S-8 below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. As a result, our stockholders and other holders of our securities would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

S-4

The actual number of shares we will issue in this offering and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Lake Street at any time throughout the term of the ATM Agreement. The number of shares that are sold by Lake Street after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Lake Street in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

An active trading market may not be sustained following this offering.

Although our common stock is currently listed on The Nasdaq Capital Market under the symbol “SCWO”, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some of our stockholders and, as a result, these stockholders may sell their shares of our common stock if we are able to list our common stock on The Nasdaq Capital Market. Substantial sales of our common stock may occur, which could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus supplement or the accompanying prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

•	insufficient capital and inability to raise sufficient capital to fund operations, meet our obligations and execute our business plan;

•	substantial doubts about our ability to continue as a going concern;

•	loss or retirement of key executives;

•	uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	loss of a key customer or supplier;

•	entry of new competitors and intensity of competition;

•	changes in federal, state and local government regulation that adversely impact us;

•	technical problems with our research and products;

•	price increases for supplies and components and other supply chain issues;

•	issues related to acquiring and defending our intellectual property rights;

•	potential litigation;

•	lack of insurance or under-insurance;

•	reliance on third parties for manufacturing and to deploy our systems;

•	changes in political and economic conditions and in fiscal, monetary, regulatory, and tax policies;

•	interest rate fluctuation and fluctuations in equity and fixed income markets;

•	competitive pricing pressures within the Company’s market;

•	technological changes that may make our products less desirable or obsolete; and

•	other risks and uncertainties detailed and discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus supplement, as well as the Company’s subsequent filings with the SEC.

All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-6

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $15,100,000 from time to time. We will not sell more than 28,700,000 shares of common stock under the program. We will pay certain expenses associated with the registration of the shares of common stock covered by this prospectus supplement, as described in the section titled “Plan of Distribution”.

The amount of the net proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement with Lake Street as a source of financing.

We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our clinical trials, preclinical studies and research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending the use of our net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

S-7

DILUTION

Dilution is the amount by which the price paid by the purchasers of the shares of common stock sold in the offering exceeds the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our historical net tangible book value as of March 31, 2025, was $11.6 million, or $0.08 per share.

After giving effect to the issuance and sale 28,700,000 shares of our common stock (the maximum number of shares issuable under this prospectus supplement) in the total aggregate amount of $11.5 million at an assumed public offering price of $0.40 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on June 5, 2025, after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been $22.6 million, or $0.13 per share. This represents an immediate increase in as adjusted net tangible book value of $0.05 per share to our existing stockholders and immediate dilution of $0.27 per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.40
Historical net tangible book value per share as of March 31, 2025	$0.08
Increase per share attributable to new investors	0.05
As adjusted net tangible book value per share after giving effect to this offering		0.13
Dilution in adjusted net tangible book value per share to new investors		$0.27

The number of shares of our common stock to be outstanding after this offering is based on 144,682,963 shares of our common stock outstanding as of

March 31, 2025, and excludes:

•	16,409,062 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2025, with a weighted-average exercise price of $0.92 per share;

•	14,675,244 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2025, at an exercise price of $1.125 per share

•	5,931,756 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units as of March 31, 2025; and

•	5,885,867 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, or Equity Plan, as of March 31, 2025, and any future increase in shares reserved for issuance under such plan.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that options are exercised, restricted stock units vest and settle, new options or restricted stock units are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

The table above assumes for illustrative purposes that an aggregate of 28,700,000 shares of our common stock (the maximum number of shares issuable under this prospectus supplement) are sold during the term of the ATM Agreement at a price of $0.40 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 5, 2025, for aggregate gross proceeds of $11.5 million. The shares subject to the ATM Agreement with Lake Street are being sold from time to time at various prices.

S-8

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Lake Street, under which we may offer and sell our shares of common stock from time to time through Lake Street acting as agent. Pursuant to this prospectus, we may offer and sell up to $15,100,000 of our shares of common stock. We will not sell more than 28,700,000 shares of common stock under the program. Lake Street may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the ATM Agreement, we will notify Lake Street of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Lake Street, unless Lake Street declines to accept the terms of such notice, Lake Street has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Lake Street under the ATM Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Lake Street is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Lake Street may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Lake Street a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Lake Street for the fees and disbursements of its counsel, payable at the time of filing this prospectus supplement, in an amount not to exceed $35,000 and up to an additional maximum of $2,500 each calendar quarter during the term of the ATM Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Lake Street under the ATM Agreement, will be approximately $100,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Lake Street will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the ATM Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Lake Street may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Lake Street will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Lake Street against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Lake Street may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the ATM Agreement and (ii) the termination of the ATM Agreement as permitted therein.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Lake Street and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Lake Street may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Lake Street may at any time hold long or short positions in such securities.

A prospectus and the accompanying prospectus in electronic format may be made available on a website maintained by Lake Street, and Lake Street may distribute the prospectus and the accompanying prospectus electronically.

Lake Street and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Lake Street and Lake Street may distribute this prospectus supplement and the accompanying base prospectus electronically.

To the extent required by Regulation M, Lake Street will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

S-9

LEGAL MATTERS

The validity of the common stock to be sold in the offering described in this prospectus supplement will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, San Francisco, California. Sullivan & Worcester LLP, New York, New York, is serving as counsel to Lake Street.

EXPERTS

The consolidated financial statements of 374Water Inc. as of December 31, 2024 and for the two years then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in the prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at ir.374water.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-27866):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, or the 2024 Annual Report;

•	the information specifically incorporated by reference into our 2024 Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 22, 2025, March 19, 2025 and April 17, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 13, 2022, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and after the date of this prospectus supplement but prior to the termination of the offering of the common stock covered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits that are specifically incorporated by reference into such documents. Any such request may be made by writing or telephoning us at the following address or phone number:

374Water Inc.

Attn: Investor Relations

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

Telephone: (440) 601-9677

S-10

PROSPECTUS

374WATER INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

and

3,645,000 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell, in one or more offerings, up to $200,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

In addition, the selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 3,645,000 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights granted to the selling stockholders in connection with an offering that closed in December 2021. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbols “SCWO.” On December 20, 2022, the last reported sale price of our common stock was $2.50 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “The Company—Implications of Being an Emerging Growth Company.”

Our business and investing in shares of our common stock involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 8 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2022

ii

374WATER INC.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 3,645,000 shares of our common stock. This prospectus provides you with a general description of the securities which may be offered. Each time we or the selling stockholders offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “374Water,” the “Company,” “we,” “us,” and “our” refer to 374Water Inc., a Delaware corporation.

INDUSTRY AND MARKET DATA

Market data, industry statistics, and forecasts included in this prospectus, other than those provided by third party experts, are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control; however, we believe they generally indicate size, position and market share within this industry. Our own estimates are based on internally-derived metrics, as well as data from trade and business organizations and other contacts in the markets we operate.

We are responsible for all of the disclosures included in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date as stated in this prospectus. However, this information may prove to be inaccurate due to the method by which we obtained some of the data for the estimates or the fact that this information cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. While we believe that each of the publications used throughout this prospectus are prepared by reputable sources, neither we nor the underwriter have independently verified market and industry data from third party sources. While we believe our internal research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

1

THE COMPANY

Overview

374Water offers a technology that transforms wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We consider ourselves pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our Technology

We have developed AirSCWO™, a proprietary treatment system based on “supercritical water oxidation.” AirSCWO™ leverages the unique properties of water in its supercritical phase (above 374oC and above a barometric pressure of 221 atm), as described in Illustration 1 (below). The supercritical phase produces properties of both a gas and liquid to convert organic matter to energy in the form of recoverable heat and safe byproducts that can be recovered and put to economically productive use, as shown in Illustration 2 (below). We call our systems AirSCWO™, as it utilizes a combination of ambient air and the supercritical water oxidation process. Because our AirSCWO™ destroys any organic material, we believe the AirSCWO™ systems are essentially waste stream agnostic with the capability of treating a variety of complex, hazardous and non-hazardous wet waste streams, thus creating opportunities for multiple applications in diverse market verticals on an international scale, as described in Illustration 2. The technology is addressing environmental challenges that the Company believes, until now, have been considered insurmountable due to science/engineering and/or cost barriers. For example, we can treat PFAS (“per- and polyfluoroalkyl substances”). See below Table 1: Representative target markets.

Illustration 1: Water properties and how the supercritical phase is reached:

2

Illustration 2: AirSCWO™ technology

Products and Services

We believe AirSCWO™ systems have the ability to address environmental issues across multiple market verticals. Our revenue model includes both capital equipment sales and long-term service agreements. Our sales and market strategy is a combination of direct customer and channel partner sales routes, depending on the specific market and territory. Additionally, the AirSCWO™ systems may be sold directly to other solution providers who may integrate our equipment with other equipment as part of an integrated system and solution.

We sell AirSCWO™ as a modular and containerized system. The units are compact and prefabricated so that they may be cost effectively shipped, installed, and operated within the footprint of an existing plant. We are currently offering a six (6) wet tonne per day throughput capacity system and anticipate commercializing a thirty (30) wet tonne per day throughput capacity system in 2024. A two hundred (200) wet tonne per day throughput capacity system is to be designed in 2025. Illustration 3 below highlights our product mix.

Illustration 3: AirSCWO™ system models and capacity:

We also intend to sell, as part of a broader solution package, ancillary equipment that is required to pre-treat the inlet waste stream and post-treat a product stream, depending on the application. In some cases, to meet the AirSCWO™ inlet requirements (e.g., water percentage, total dissolved solids), a pre-treatment is added to our system to ensure our system performance or a post-treatment packaged system to enhance the system outputs value (e.g., carbon dioxide utilization or sequestration, minerals recovery and upgrade, and water purification). Such solutions may be developed by the Company or by its strategic partners to provide a complete solution and integrated treatment train. In addition, the Company intends to offer sales agreements for supply of parts, maintenance and repairs, as well as long term SAs.

3

Markets and Industries

We’re seeking to create a more robust and sustainable approach to waste stream management for our customers. The drivers that are facilitating adoption of our technology include, but are not limited to: population growth and urbanization, increasing quantity/complexity of waste streams, climate change, carbon economics, resource scarcity, corporate sustainability targets, commodity prices, energy security and tightening regulations. The AirSCWO™ technology is designed to address those key market drivers and provides a complete, compact, energy-efficient, and decentralized solution able to treat a broad range of waste.

The AirSCWO™ technology can treat diverse waste streams across different industries and market segments. We believe our technology provides a unique value proposition that will support its adoption across various markets, including, but not limited to:

•	Generating value from waste by recovering clean energy (in the form of heat), water, and minerals;
•

Providing a highly energy efficient, compact and sustainable waste treatment option that we believe can deliver unprecedented elimination of many environmentally persistent pollutants, e.g., PFAS, 1,4 Dioxane, microplastics, pharmaceuticals and personal care products (PPCPs), and other contaminants of emerging concern (CECs);

•	Treating waste at the source thereby eliminating haulage and transportation needs and reducing greenhouse gas (GHG) emissions; and
•	Offsetting methane emissions by offering a solution to waste that does not form methane as a byproduct.

One of our key markets is sludge treatment, which includes both municipal and industrial wastes. Sludge is the semi-solid by-product obtained from the treatment of residential and commercial (i.e., municipal) or industrial wastewater. Municipal sludge is typically treated in large biological treatment processes that allow for the wastewater to reside for extended periods in an air or oxygen rich environment (aerobic digestion or anaerobic digestion) that promotes biological breakdown of organic solids. This process generates a final residue known as biosolids, as it mainly consists of biological bacteria. Sludge and biosolids management are a key part of any wastewater treatment process. Those high strength streams are prime for the AirSCWO™ technology since they contain significant calorific content that can be treated effectively and self-propel the oxidation process.

The global demand for municipal and industrial sludge treatment is expected to generate revenue of above $9.0 billion by the end of 2026, growing at a Compound Annual Growth Rate (CAGR) of around 5.7% between 2020 and 2026. Growing populations and economic advancement have resulted in increased volumes of sludge, which drives the market for municipal and industrial sludge treatment.

4

The municipal sludge market is expected to drive the near-term growth of the Company’s revenue because of increasing disposal costs, and future regulation on organic CECs (e.g PFAS, Microplastics, Pharmaceuticals). We are also targeting additional high value markets that we expect will contribute to the Company’s revenue and thereby help fuel our growth plans. Table 1 below shows near-term target markets, their subsegments, and the relevant applications associated with those markets.

Table1: Representative target markets, their subsegments and applications

Key Markets	Subsegments	Applications
Industrial	Chemical, Pharmaceutical, Semiconductor, Food & Beverage	Hazardous and non-hazardous wastes, recalcitrant(1) organics, microplastics, PPCPs(2), CECs(3) and PFAS.
Municipal	Utilities Landfills	Sludge and biosolids, Landfill leachate(4)
Defense	Military Bases Government owned manufacturing facilities	Fuel and oil residuals, rinsates(5), AFFF(6) (PFAS)
Oil and Gas	Exploration, Extraction/Offshore & Onshore Petroleum refining	Concentrated waste streams, rinsates(5), AFFF (6)(PFAS), petroleum refining by-products
Agricultural	Farms, Slaughterhouses, Poultry houses Recycling Centers	Manure, concentrated waste streams
Waste Management	Incinerators Landfills	Landfill leachate(4), food waste, waste oils; Fats, Oil & Greases (FOG), hazardous and non-hazardous organic waste.
Sanitation Projects in developing countries	Regional centralized facilities, decentralized treatment facilities (villages, schools)	Municipal sludge and biosolids, mixed wastes
Environmental remediation and compliance	Contaminated site clean-up Wastewater treatment	Hazardous and non-hazardous wastes, recalcitrant(1) organics, CECs(3) and PFAS

(1)	Resistant to chemical decomposition; decomposing extremely slowly
(2)	Pharmaceuticals and Personal Care Products
(3)	Contaminants of Emerging Concern
(4)	Water that has percolated through a solid and leached out some of the constituents
(5)	Containing low concentrations of contaminants, resulting from the cleaning of containers, etc.
(6)	Aqueous Film Forming Foam

The markets shown represent multi billions in Total Addressable Market (TAM) value, with typical 5-year CAGRs of between 5-8%.

Strategy

The execution of our growth strategy includes a blend of opportunities:

Growth Initiatives

We have sold our first commercial unit to a public agency responsible for 2.6 million people in Southern California. The AirSCWO 6 system, expected to be installed in the 2nd quarter of 2023, is capable of processing six (6) wet tonne per day (WMT/d) of wastewater in a 40-foot standard shipping container. We expect to receive several additional purchase orders for our systems. Additionally, we are finalizing the design of larger capacity systems to process thirty (30) WMT/d (AirSCWO 30) and later on two hundred (200) WMT/d (AirSCWO 200), respectively. We anticipate initial sales of our thirty (30) tonne system within the next twelve months.

We intend for the Company’s growth over the next two years to be predominantly driven by sales of AirSCWO™ systems in the identified key markets, which we hope will lead to customer base expansion, and ultimately, with the municipal market expected to generate a significant portion of the Company’s revenue. Our initial geographical focus will be North America and EMEA (to include Europe, the Middle East and Africa). Our business model includes direct sales to end-users and indirect sales via channel partners. In some markets, we believe revenue will be generated from a mix of capital equipment sales and a SA, which is a paid service for waste treatment pursuant to long-term contracts. The latter will be offered through a separate financing division that we are targeting to establish in 2023 and will initially be deployed via direct end-user engagement. The financing systems to be sold via SAs will lower barriers to entry in our key markets and facilitate more rapid expansion of our client base. Examples of models to be used can include, but are not limited to: BOT and BOOT, depending on clients’ preferences and limitations. We envisage that in some cases, public private partnerships (PPPs) will be established, particularly when selling to public utilities and addressing projects in developing geographies.

5

In addition, during the next two to three years, we are planning to conduct further product development and expand our product portfolio, which we believe will facilitate entry into new market subsegments where particularly complex waste streams require treatment. This is most relevant to some industrial manufacturing, defense, and waste management applications. Our intention is to maintain a research and development budget sufficient to attain this goal.

Third Party Growth Initiatives

As an early-stage growth company with what we believe to be a highly differentiated technology platform, we expect to leverage strategic partnerships with larger companies that offer environmental services or execute on targeting various end markets. We are currently engaging with potential strategic partners in a variety of markets.

Intellectual Property

We have designed an intellectual property strategy to ensure we maintain a competitive edge. As of December 21, 2022, we have three pending U.S. non-provisional applications, three pending Patent Cooperation Treaty (PCT) applications, and one pending (1) U.S. provisional patent application that cover crucial process operational aspects and improvements in system efficiencies and performance, including a U.S. provisional patent application to cover a next generation AirSCWO™ system for high strength waste stream treatment.

Collaborations with Strategic Partners

We have an exclusive manufacturing agreement in place with Merrell Bros., Inc., which is based in Kokomo, Indiana, and is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids. We have also entered into an agreement with Merrell Bros where they also serve as a channel partner to facilitate our market penetration and expansion plans in the US by opening up their existing client base. We believe the Company has the facilities and capability to rapidly ramp-up manufacturing volumes and also support system modifications and deployment as required per market and clients. We expect Merrell Bros., Inc. to be a valuable resource as an additional sales channel for our AirSCWO™ systems which will continue to spur overall growth of the Company.

We have a Sponsored Partnership Agreement with Duke University that provides access to Duke’s world-class research capabilities, building on our own R&D expertise and strengthening our core development activities when needed.

We also are working with ESC, which is based in Israel, to act as our channel partner for treating industrial waste streams in Israel. ESC has an established reputation for its unique knowledge, regulatory and physical infrastructure, and a variety of halogenated organic wastes required for the R&D effort.  ESC is expected to provide the Company with access to new markets in the Middle-East that are more closely focused toward hazardous material treatment.

Marketing

Our marketing approach is multi-pronged with three areas of focus: development of information, education of end users, and thought leadership. We believe this approach is appropriate because business purchase decisions are based on bottom-line revenue impact and, increasingly, the environmental impact of its decisions. Return on investment (ROI) is a primary focus for corporate decision makers. The AirSCWO™ technology offers a waste treatment for the modern era and a versatile treatment tool that could address future regulation and improve resiliency.

We conduct marketing campaigns aimed at any individual(s) with control or influence on purchasing decisions. This can encompass a wide variety of titles and functions, from entry-level end-users all the way up to the C-suite.

6

Government Regulations

Our operations and AirSCWO™ units may be subject to various United States federal, state and local and, in the case of our Israel operations, Israeli laws and regulations and requirements governing the protection of the environment, public health and safety, and other matters. For example, the construction and operation of our AirSCWO™ units may require obtaining air permits from various states or, alternatively, obtaining a formal determination from a state that a permit is not required. We may also be required to obtain state and local treatment works approval to install our AirSCWO™ units if a unit is connected to a system which is permitted pursuant to the United States National Pollutant Discharge Elimination Systems Act (NPDES). In the event our AirSCWO™ units are used to treat metals, the resulting mineral stream may constitute heavy metals under the United States Resource Conservation and Recovery Act (the “RCRA”) and require separation and regulated disposal if such heavy metals were deemed to be hazardous waste under the RCRA. If the operators of our AirSCWO™ units are treating hazardous waste, such operators may be required to obtain special hazardous waste technician training. Additionally, we are currently evaluating whether our AirSCWO™ units may be regulated pursuant to the United States Occupational Safety and Health Act and thereby be subject to inspections thereunder. We intend that our operations and AirSCWO™ units will be in material compliance with, and in many cases surpass, minimum standards required by applicable laws and regulations.

 Corporate Information

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005 as PowerVerde, Inc.. At that time, the Company was focused on developing, commercializing and marketing a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a pressure-driven expander motor and related organic rankine cycle technology.

 On April 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger”) with 374Water Inc., a privately held company based in Durham, North Carolina, (“374Water Private Company”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

Following the Merger, 374Water offers a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our principal executive offices are located at 701 W. Main Street, Suite 410, Durham, North Carolina 27701, telephone number (919) 888-8194. Our website address is www.374water.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An emerging growth company may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exemptions include:

•

Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes- Oxley Act”);

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

7

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and, accordingly, may provide public disclosure that differs from larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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•	inadequate or an inability to raise sufficient capital to execute our business plan;

•	loss or retirement of key executives;

•

our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	adverse economic and geopolitical conditions, including the current conflict in Ukraine, and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our manufacturing process and equipment;

•	technical problems with our research and products;

•	price increases for supplies and components;

•	the inability to carry out our business plans; and

•	other risks and uncertainties, including those described under the section above entitled “Risk Factors,” which risk factors are incorporated herein by reference.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, those discussed above and elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

9

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued and those issuable upon exercise of certain warrants to the selling stockholders pursuant to the registration rights granted under certain purchase agreements in our December 2021 private placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock as of December 31, 2022, assuming exercise of any outstanding warrants held by the selling stockholder on that date, without regard to any limitation on exercise. The third column lists the number of shares of common stock being registered in this prospectus by each selling stockholder.

In accordance with the terms of registration rights granted to the selling stockholders, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders and the shares of common stock issuable upon exercise of the warrants issued in the December 2021 private placement, determined as if such warrants were exercised, as applicable, in full, as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.  The information contained in the second and fourth column is based upon information available to the Company regarding the beneficial ownership of shares of common stock held by each selling stockholder.

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The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
American Venture Capital Bank, Inc.	740,526	150,000	590,526
Brazell, Luke	102,100	18,750	83,350
Bryant, Stephen J.	18,750	18,750	-
Caton, Stephen	75,000	75,000	-
Cohen, Koren	37,500	37,500	-
Crocker, Dale	22,500	22,500	-
Cutler, Joni	37,500	37,500	-
Devlin, Roxanna A.	75,000	75,000	-
Dykes, Graeme	99,500	19,500	80,000
Estes, Deanna Rene[1]	18,750	18,750	-
Feanny, Suzanne	18,750	18,750	-
Fray, Michael T.	18,750	18,750	-
Gibstein, Eyal	30,000	30,000	-
Goldberg, Adam M.	7,500	7,500	-
Goldberg, Gloria	18,750	18,750	-
Gomez, Edward C.	75,000	75,000	-
Grinbaum, Alon	35,450	18,750	16,700

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Harreld, John C.	75,000	75,000	-
Hayutin, Wes	18,750	18,750	-
Hedge, Mike	18,750	18,750	-
Henwood, Ken	300,000	300,000	-
Hill, Peter R.	22,500	22,500	-
Hirsch, Alan	15,000	15,000	-
Hirsch, Joshua	15,000	15,000	-
Ivey, Alex	18,750	18,750	-
Jeter, Edward A.	762,500	262,500	500,000
Johnson, Bryce	3,687,533	412,500	3,275,033
Johnsson, Anders	187,500	187,500	-
Kennedy, John Joseph	18,750	18,750	-
KLC Ventures, LP	983,350	150,000	833,350
Mauck, Michael G.	45,000	45,000	-
Mayan, Inbal	18,750	18,750	-
Merrell, Gary	37,500	37,500	-
Ogilvie, Eric	45,000	45,000	-
Overson, Brad	52,150	18,750	33,400

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Peterson, David H.	150,000	150,000	-
Richard Jay Varty IRREV. Trust	143,625	143,625	-
Scott, Mike	37,500	37,500	-
Sedlak, Lance	26,250	26,250	-
Shai, Boaz	52,500	52,500	-
Shai, Reem	52,500	52,500	-
Sharon, Nir	22,500	22,500	-
Sharts, Stephen	18,750	18,750	-
Sikes Corporate Services, Inc.	18,750	18,750	-
Slone, Kyle	118,750	18,750	100,000
Slone, Mark	349,446	37,500	311,946
Slovacek, Pam	22,500	22,500	-
Smith, Patricia J.	20,625	20,625	-
Somers, Petrus	225,000	75,000	150,000
Stallings, Joseph H.	103,750	18,750	85,000
Stone, Leslie	45,000	45,000	-
Traemoor Investments, LLC	18,750	18,750	-
Vanderhider, John C. and Nancy Patricia Vanderhider	742,500	75,000	667,500
Williams, Matthew D.	150,000	150,000	-
Williamson II, George E.	535,788	150,000	385,788
XIT Development LLC	150,000	150,000	-

[1] Deanna Rene Estes is a member of our board of directors.

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DESCRIPTION OF OUR CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

The following is a description of our common stock and certain provisions of our certificate of incorporation, as amended (“Certificate”), and our bylaws (“Bylaws”), and certain provisions of Delaware law.

As of September 30, 2022, there were issued and outstanding or reserved for issuance:

•	126,680,895 shares of common stock outstanding;

•	13,392,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.56 per share;

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

•	6,083,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

As of September 30, 2022, our principal stockholders, officers and directors beneficially owned approximately 56.13% of our common stock. As a result, our principal stockholders, officers and directors have the ability to control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

Fall 2021 Private Offering

In the fall of 2021, we completed a private offering of units comprised of an aggregate of (i) 2,500,000 shares of our common stock and (ii) warrants exercisable for an aggregate of 1,250,000 shares of our common stock.  The warrants will expire three years from the issuance date and have an exercise price of $2.50 per share. In addition to the issuance of the units to investors, the investors also received customary “piggy-back” registration rights for the shares and shares underlying the warrants.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate and our Bylaws.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

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Liquidation

In the event of the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Certificate and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Outstanding Series of Preferred Stock

Currently, there are no shares of our preferred stock outstanding or designated.

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Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock and/or preferred stock. Warrants may be offered independently or together with common stock and/or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement,

18

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the designation and terms of any securities with which the warrants are issued;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

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DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	negotiated transactions;

•	block trades;

•	directly to investors; or

•	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

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We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We or the selling stockholders may sell the securities directly or through agents we or the selling stockholders designate from time to time.  We or the selling stockholders will name any agent involved in the offering and sale of securities and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We or the selling stockholders may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the Exchange Act or Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Womble Bond Dickinson (US) LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of 374Water Inc. and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, incorporated by reference into this prospectus have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Our financial statements as of December 31, 2020 and for the year then ended incorporated by reference into this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporate in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

We announce material financial information to our investors using our investor relations website, SEC filings, investor events, news and earnings releases, public conference calls, webcasts and social media. We use these channels to communicate with our investors and the public about the Company, our products and services and other related matters. It is possible that information we post on some of these channels could be deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post to all of our channels, including our social media accounts.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, by us with the SEC are incorporated by reference in this prospectus:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022 and the Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed on April 29, 2022;

•

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 6, 2022, August 4, 2022 and November 1, 2022 (as amended on November 18, 2022), respectively;

•	Definitive Information Statement on Schedule 14C filed April 27, 2022;

•	Current Reports on Form 8-K, filed on February 1, 2022, February 10, 2022 and June 16, 2022, respectively; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 13, 2022, including any amendment or report filed with the SEC for the purpose of updating this description.

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We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

374Water Inc.

Attn: Corporate Secretary

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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Up to $15,100,000

Shares of Common Stock

____________________

June 6, 2025